Exhibit 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES RECORD EARNINGS FOR THE
YEAR AND THREE MONTHS
ENDED DECEMBER 31, 2008
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas (Jan. 29, 2009) Southside Bancshares, Inc. (“Southside” or the “Company”) today reported its financial results for the three months and year ended December 31, 2008.

Southside reported record net income of $10.4 million for the three months ended December 31, 2008, an increase of $5.5 million, or 114.5%, when compared to $4.8 million for the same period in 2007.

Net income for the year ended December 31, 2008, increased $14.0 million, or 84.0%, to $30.7 million from $16.7 million, for the same period in 2007.

Earnings per diluted share increased $0.39, or 114.7%, to $0.73 for the three months ended December 31, 2008, compared to $0.34 for the same period in 2007.  Earnings per diluted share increased $0.98, or 83.1%, to $2.16 for the year ended December 31, 2008, compared to $1.18 for the same period in 2007.

The return on average shareholders’ equity for the year ended December 31, 2008, increased to 21.44%, compared to 14.05%, for the same period in 2007.  The return on average assets increased to 1.29%, for the year ended December 31, 2008, compared to 0.87%, for the same period in 2007.

“We are exceptionally pleased to report record earnings in a financial environment that few will ever forget,” stated B. G. Hartley, Chairman and Chief Executive Officer.  “Our earnings are the product of the execution of our long-term business plan.  Many institutions found 2008 to be a year to question long-held beliefs and methodologies.  The events of 2008 strengthened our confidence in our traditional banking model and balance sheet strategies.  Rather than be victimized by the tremendous volatility and credit events, we found ourselves in a position to build long-term franchise value.”

“We made the decision to grow assets during 2008, taking advantage of the increasingly attractive economics of financial intermediation.  Asset growth consisted primarily of U.S. agency mortgage-backed securities, Texas Permanent School Fund guaranteed municipal securities and loan growth, funded by deposit growth and FHLB advances.  Our ability to add assets is a result of our balance sheet discipline executed over a long-term horizon.  Should the economics of asset accumulation decrease, we might allow the balance sheet to shrink through run-off or asset sales.  However, should the economics become more attractive, we will strategically increase the balance sheet.”

“As 2008 started, there was pronounced weakness in the housing and credit markets.  Events unfolded in the last half of the year that forever changed the financial landscape.  As the economic fallout spread, many landmark firms ceased to exist in their original form.  Some sectors of the economy, even those that most individuals took for granted, literally appeared to stop functioning.”

“In the third quarter earnings release, we remarked that “we are well aware of the current precarious economic environment and are managing the bank to an increasing standard of protection.”  In the fourth quarter, the housing led financial crisis morphed into a full blown economic crisis.  Consumer spending slowed dramatically; retailers and automobile manufacturers began experiencing crippling results and unemployment levels intensified.  While it appears the economy may be in for a bumpy recovery, we continue to prepare for several possibilities.  As the economic crisis unfolded and oil prices plummeted during the fourth quarter, our market areas began to further reflect the economic slowdown.  The year 2008 closed on a worse macroeconomic note for the nation than any in recent memory.  We are fortunate to have marked this turbulent year by organically building our capital, strategically growing our balance sheet, as well as producing record net income.”

Loan and Deposit Growth

For the three months ended December 31, 2008, total loans increased by $35.2 million, or 3.6%, when compared to September 30, 2008.  Management believes that the loan portfolio remains well diversified.  During the quarter ended December 31, 2008, construction loans, municipal loans, and loans to individuals increased.  When comparing the year ended December 31, 2008 to the comparable period in 2007, total loans grew by $61.3 million, or 6.4%.  We are pleased that our loan growth appears well diversified.  All loan categories, with the exception of commercial real estate, increased when comparing the year ended December 31, 2008 to the same period in 2007.

During the fourth quarter, as our markets began to experience the economic slowdown, our nonperforming assets increased $7.2 million to $15.8 million, or 0.58% of total assets, due to an increase in nonaccrual loans.  In response, we increased our allowance for loan losses during the fourth quarter $3.2 million, to $16.1 million at December 31, 2008.  When comparing September 30, 2008 to December 31, 2008, nonaccrual construction loans increased from $2.0 million to $5.7 million and nonaccrual Southside Financial Group (“SFG”) loans increased from $1.4 million to $5.4 million.

Deposits increased $76.9 million, or 5.2%, to $1.56 billion during the three months ended December 31, 2008, when compared to September 30, 2008.  When comparing the year ended December 31, 2008 to the comparable period in 2007, deposits increased $25.6 million, or 1.7%.  Total deposits, net of brokered deposits, increased $118.6 million, or 8.5% for the year ended December 31, 2008, when compared to the same period in 2007.

Net Interest Income

Net interest income increased $9.2 million, or 67.7%, to $22.7 million for the three months ended December 31, 2008, when compared to $13.6 million for the same period in 2007.  This is due to an increase in the average yield on our interest earning assets combined with a decrease in the average yield on the average interest bearing liabilities resulting in an increase in our net interest spread and margin.  For the three months ended December 31, 2008, our net interest spread increased to 3.49% from 2.16% and our net interest margin increased to 3.96% from 2.94% when compared to the same period in 2007.  The net interest margin and net interest spread for the three months ended December 31, 2008, increased to 3.96% and 3.49%, respectively, from 3.68% and 3.13% for the three months ended September 30, 2008.  The increase in the yield on interest earning assets for the three months ended December 31, 2008, compared to the same period in 2007, is reflective of an increase in average SFG high yield automobile loans, a 41 basis point increase in the yield on our securities portfolio and an increase in average interest earning assets of $490.5 million, or 25.2%.  The decrease in the average yield on interest bearing liabilities is a result of an overall decrease in interest rates and calling $125.4 million of higher yielding brokered deposits during 2008.

Net Income for the Three Months

The increase in net income for the three months ended December 31, 2008, was primarily a result of the increase in net interest income and noninterest income partially offset by an increase in provision for loan loss and noninterest expense.  Noninterest income, excluding gain on sale of available for sale securities, increased $55,000, or 0.8%, for the three months ended December 31, 2008, compared to the same period in 2007.  During the fourth quarter ended December 31, 2008, bank owned life insurance, which is part of noninterest income, increased $527,000 primarily as a result of a death benefit received on a covered officer.  During the three months ended December 31, 2008, we primarily sold a portion of our long duration municipal securities.  As a result, we realized a $5.8 million gain on the sale of available for sale securities during the fourth quarter of 2008.  It is uncertain if economic conditions or ALCO and investment portfolio objectives that would precipitate sales of available for sale securities will exist in future quarters.  Therefore, the Company cannot predict if it will have net gains on sales of available for sale securities in future quarters.  Provision for loan losses increased $3.9 million, or 282.2%, for the three months ended December 31, 2008, compared to the same period in 2007 primarily due to changing market conditions and increases in nonperforming loans.

Noninterest expense increased $2.8 million, or 21.6%, for the three months ended December 31, 2008, compared to the same period in 2007.  The increase in noninterest expense was primarily a result of the increase in salaries and employee benefits, occupancy expense, professional fees and FDIC expense.  The increase in salaries and employee benefits for the three months ended December 31, 2008 was $2.0 million, or 25.8%, compared to the same period in 2007.  The increase in salary and benefits is related to an increase in the number of employees, an increase in retirement expenses and normal annual salary increases.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $2.7 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 44 banking centers in Texas and operates a network of 47 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At
	December 31,	December 31,
	2008	2007
	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$2,700,238	$2,196,322
Loans	1,022,549	961,230
Allowance for loan losses	16,112	9,753
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,026,513	727,553
Held to maturity, at cost	157,287	189,965
Investment securities:
Available for sale, at estimated fair value	278,378	109,928
Held to maturity, at cost	478	475
Federal Home Loan Bank stock, at cost	39,411	19,850
Deposits	1,556,131	1,530,491
Long-term obligations	715,800	146,558
Shareholders’ equity	160,617	132,328
Nonperforming assets	15,781	3,946
Nonaccrual loans	14,289	2,913
Loans 90 days past due	593	400
Restructured loans	148	225
Other real estate owned	318	153
Repossessed assets	433	255

Asset Quality Ratios:
Nonaccruing loans to total loans	1.40%	0.30%
Allowance for loan losses to nonaccruing loans	112.76	334.81
Allowance for loan losses to nonperforming assets	102.10	247.16
Allowance for loan losses to total loans	1.58	1.01
Nonperforming assets to total assets	0.58	0.18
Net charge-offs to average loans	0.74	0.09

Capital Ratios:
Shareholders’ equity to total assets	5.95	6.02
Average shareholders’ equity to average total assets	6.04	6.22

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At
	December 31,	December 31,
	2008	2007
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$120,153	$107,397
1-4 Family Residential	238,693	237,979
Other	184,629	200,148
Commercial Loans	165,558	154,171
Municipal Loans	134,986	112,523
Loans to Individuals	178,530	149,012
Total Loans	$1,022,549	$961,230

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$38,245	$30,689	$136,176	$105,741
Total interest expense	15,505	17,133	60,363	61,863
Net interest income	22,740	13,556	75,813	43,878
Provision for loan losses	5,339	1,397	13,675	2,351
Net interest income after provision for loan losses	17,401	12,159	62,138	41,527
Noninterest income
Deposit services	4,572	4,808	18,395	17,280
Gain on sale of securities available for sale	5,760	336	12,334	897
Gain on sale of loans	206	429	1,757	1,922
Trust income	575	544	2,465	2,106
Bank owned life insurance income	864	337	2,246	1,142
Other	717	761	3,105	3,071
Total noninterest income	12,694	7,215	40,302	26,418
Noninterest expense
Salaries and employee benefits	9,707	7,717	37,228	29,361
Occupancy expense	1,440	1,262	5,704	4,881
Equipment expense	337	279	1,305	1,017
Advertising, travel & entertainment	690	579	2,097	1,812
ATM and debit card expense	306	263	1,211	1,006
Director fees	249	211	674	605
Supplies	228	205	812	692
Professional fees	625	304	1,864	1,268
Postage	190	194	755	662
Telephone and communications	265	223	1,050	800
FDIC Insurance	278	173	966	285
Other	1,560	1,641	6,828	4,896
Total noninterest expense	15,875	13,051	60,494	47,285
Income before income tax expense	14,220	6,323	41,946	20,660
Provision for income tax expense	3,851	1,489	11,250	3,976
Net income	$10,369	$4,834	$30,696	$16,684

Common share data:
Weighted-average basic shares outstanding	13,991	13,776	13,891	13,711
Weighted-average diluted shares outstanding	14,239	14,141	14,200	14,117
Net income per common share
Basic	$0.74	$0.35	$2.21	$1.22
Diluted	0.73	0.34	2.16	1.18
Book value per common share	-	-	11.45	9.59
Cash dividend declared per common share	0.19	0.15	0.60	0.50

Selected Performance Ratios:
Return on average assets	1.58%	0.92%	1.29%	0.87%
Return on average shareholders’ equity	27.85	15.02	21.44	14.05
Average yield on interest earning assets	6.50	6.44	6.38	6.10
Average yield on interest bearing liabilities	3.01	4.28	3.30	4.30
Net interest spread	3.49	2.16	3.08	1.80
Net interest margin	3.96	2.94	3.64	2.64
Average interest earnings assets to average interest bearing liabilities	118.65	122.36	120.66	124.02
Noninterest expense to average total assets	2.42	2.47	2.55	2.48
Efficiency ratio	50.30	60.61	54.98	64.86

RESULTS OF OPERATIONS

The analysis below shows average interest earnings assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Years Ended
	December 31, 2008			December 31, 2007
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$983,336	$75,445	7.67%	$809,906	$58,002	7.16%
Loans Held For Sale	2,487	121	4.87%	3,657	191	5.22%
Securities:
Investment Securities (Taxable)(4)	46,537	1,723	3.70%	52,171	2,580	4.95%
Investment Securities (Tax-Exempt)(3)(4)	103,608	7,074	6.83%	43,486	3,065	7.05%
Mortgage-backed and Related Securities (4)	1,034,406	55,470	5.36%	852,880	43,767	5.13%
Total Securities	1,184,551	64,267	5.43%	948,537	49,412	5.21%
FHLB stock and other investments, at cost	31,875	841	2.64%	20,179	1,193	5.91%
Interest Earning Deposits	1,006	22	2.19%	769	41	5.33%
Federal Funds Sold	4,039	90	2.23%	2,933	144	4.91%
Total Interest Earning Assets	2,207,294	140,786	6.38%	1,785,981	108,983	6.10%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	45,761			42,724
Bank Premises and Equipment	40,449			35,746
Other Assets	89,473			51,968
Less: Allowance for Loan Loss	(11,318)			(7,697)
Total Assets	$2,371,659			$1,908,722
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$57,587	736	1.28%	$52,106	676	1.30%
Time Deposits	535,921	21,727	4.05%	564,613	27,666	4.90%
Interest Bearing Demand Deposits	500,955	10,428	2.08%	414,293	13,116	3.17%
Total Interest Bearing Deposits	1,094,463	32,891	3.01%	1,031,012	41,458	4.02%
Short-term Interest Bearing Liabilities	290,895	8,969	3.08%	278,002	13,263	4.77%
Long-term Interest Bearing Liabilities – FHLB Dallas	383,677	14,454	3.77%	95,268	4,357	4.57%
Long-term Debt (5)	60,311	4,049	6.71%	35,802	2,785	7.78%
Total Interest Bearing Liabilities	1,829,346	60,363	3.30%	1,440,084	61,863	4.30%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	372,160			328,711
Other Liabilities	26,497			20,997
Total Liabilities	2,228,003			1,789,792

Minority Interest in SFG	487			151

SHAREHOLDERS’ EQUITY	143,169			118,779
Total Liabilities and Shareholders’ Equity	$2,371,659			$1,908,722
NET INTEREST INCOME		$80,423			$47,120
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.64%			2.64%
NET INTEREST SPREAD			3.08%			1.80%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $2,446 and $2,289 for the years ended December 31, 2008 and 2007, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,164 and $953 for the years ended December 31, 2008 and 2007, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of December 31, 2008 and 2007, loans totaling $14,289 and $2,913, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	December 31, 2008			December 31, 2007
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$993,045	$19,627	7.86%	$926,387	$18,065	7.74%
Loans Held For Sale	1,751	22	5.00%	3,063	42	5.44%
Securities:
Investment Securities (Taxable)(4)	44,848	346	3.07%	45,426	576	5.03%
Investment Securities (Tax-Exempt)(3)(4)	163,918	2,950	7.16%	48,395	844	6.92%
Mortgage-backed and Related Securities (4)	1,184,879	16,594	5.57%	892,567	11,688	5.20%
Total Securities	1,393,645	19,890	5.68%	986,388	13,108	5.27%
FHLB stock and other investments, at cost	40,115	185	1.83%	20,499	248	4.80%
Interest Earning Deposits	1,240	-	0.00%	1,313	15	4.53%
Federal Funds Sold	3,803	11	1.15%	5,401	64	4.70%
Total Interest Earning Assets	2,433,599	39,735	6.50%	1,943,051	31,542	6.44%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	46,270			45,471
Bank Premises and Equipment	41,383			39,819
Other Assets	97,416			75,480
Less: Allowance for Loan Loss	(13,254)			(8,800)
Total Assets	$2,605,414			$2,095,021
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$59,743	191	1.27%	$52,937	171	1.28%
Time Deposits	530,239	4,524	3.39%	614,920	7,611	4.91%
Interest Bearing Demand Deposits	527,493	2,296	1.73%	468,353	3,695	3.13%
Total Interest Bearing Deposits	1,117,475	7,011	2.50%	1,136,210	11,477	4.01%
Short-term Interest Bearing Liabilities	266,416	1,844	2.75%	303,693	3,492	4.56%
Long-term Interest Bearing Liabilities – FHLB Dallas	606,905	5,626	3.69%	88,164	1,042	4.69%
Long-term Debt (5)	60,311	1,024	6.75%	59,958	1,122	7.42%
Total Interest Bearing Liabilities	2,051,107	15,505	3.01%	1,588,025	17,133	4.28%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	385,134			355,289
Other Liabilities	20,708			23,634
Total Liabilities	2,456,949			1,966,948

Minority Interest in SFG	374			400

SHAREHOLDERS’ EQUITY	148,091			127,673
Total Liabilities and Shareholders’ Equity	$2,605,414			$2,095,021
NET INTEREST INCOME		$24,230			$14,409
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.96%			2.94%
NET INTEREST SPREAD			3.49%			2.16%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $621 and $584 for the three months ended December 31, 2008 and 2007, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $869 and $269 for the three months ended December 31, 2008 and 2007, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of December 31, 2008 and 2007, loans totaling $14,289 and $2,913, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.